UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 18, 2015

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On November 18, 2015, the Board of Directors appointed Ms. Gina Haspilaire to the Board of Directors of the Company as a Class I Director whose term will expire at the 2018 annual meeting of the shareholders. Ms. Haspilaire will serve on the Compensation Committee. In connection with her service on the Board of Directors, Ms. Haspilaire will receive a one-time grant of restricted shares equivalent to $50,000 based upon the closing price of PCTEL common stock as represented by NASDAQ as of her first date of service, which will vest in equal annual installments over three years. In addition, Ms. Haspilaire will receive a pro-rata portion of the annual cash retainer and grant of PCTEL common stock received by all directors, as well as a fee for serving on the Compensation Committee and for attendance at Board and committee meetings, all as described in item 10 of PCTEL’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2015. With the addition of Ms. Haspilaire, there are eight (8) directors serving on the Board of Directors.

Compensatory Arrangement with Named Executive Officers

On November 19, 2015, the Board, upon the recommendation of the Compensation Committee after consultation with its independent compensation consultant, approved a restricted stock grant of 75,000 shares to David Neumann, Senior Vice President and General Manager—RF Solutions, a named executive officer of the company. The restricted stock will vest over four (4) years, with no shares vesting in the first two years and 50% of the shares vesting on each of the third and fourth anniversaries of the grant, provided that Mr. Neumann remains an employee of the Company on the applicable vesting date.

As previously reported, on April 17, 2015 the Compensation Committee granted to Anthony Kobrinetz, the Company’s Vice President, Site Solutions Operations, Chief Technology Officer and Export Compliance Officer, in addition to his 2015 base salary and participation in the 2015 Short-Term Incentive Plan (as set forth in the Company’s Current Report on Form 8-K dated March 19, 2015), the opportunity to earn an equity award of up to 7,000 shares of PCTEL common stock based upon achievement of two performance measures in 2015. On November 19, 2015, the Compensation Committee determined that Mr. Kobrinetz had achieved one of the performance measures and earned 5,250 shares. The Board, upon recommendation of the Compensation Committee, approved the award of the entire 7,000 shares. The shares will be issued on December 31, 2015 and will be fully vested on such date.

Item 9.01 Exhibits.

(d)	Exhibits.

99.1	Press release dated November 20, 2015 announcing the appointment of Ms. Gina Haspilaire to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCTEL, Inc.

	By:	/s/ John W. Schoen
Date: November 24, 2015		John W. Schoen, Chief Financial Officer